Exhibit 3.814

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/28/2000
001218945 — 3220431
CERTIFICATE OF FORMATION
OF
REPUBLIC SERVICES OF NEW JERSEY I, LLC
(Pursuant to the Limited Liability Company Act of the State of Delaware, Title 6.)

     The undersigned, as an authorized person, in order to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:
     1. The name of the company is Republic Services of New Jersey I, LLC (the “Company”).
     2. The name and address of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, DE 19801.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 28th day of April, 2000.

/s/ Oary M. Blyn
Oary M. Blyn, Authorized Person

*** END ***

STATE OF DELAWARIE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/21/2002
020528946 — 3220431
CERTIFICATE OF AMENDMENT
OF
REPUBLIC SERVICES OF NEW JERSEY I, LLC
(Pursuant to Section 18-202 of the Delaware Limited Liability Company Act)
     1. The name of the limited liability company is Republic Services of New Jersey I, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     “The name of the limited liability company is Republic Services of New Jersey, LLC.”
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Republic Services of New Jersey I, LLC this 20TH day of August, 2002.

REPUBLIC SERVICES OF NEW JERSEY I, LLC By: Continental Waste Industries, Inc.

By:	/s/ David A. Barclay
David A. Barclay, Vice President & Secretary